Exhibit 99.2

CRANE CREEK SURGICAL PARTNERS, LLC

FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

CRANE CREEK SURGICAL PARTNERS, LLC

 CONDENSED (UNAUDITED) BALANCE SHEETS

SEPTEMBER 30, 2015 AND 2014

	September 30, 2015	September 30, 2014
ASSETS
Current assets
Cash	$164,323	$132,878
Accounts receivable, net	706,957	959,337
Total current assets	871,280	1,092,215

Property, plant and equipment, net of accumulated depreciation of $1,546,095 and $1,238,829	715,896	1,023,162

Total assets	$1,587,176	$2,115,377

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$673,772	$225,715
Accrued interest	1,352	6,351
Due to related party	251,588	94,752
Advances from members	800,000	—
Loan payable	140,000	—
Capital lease payable	—	58,540
Notes payable, current portion	—	344,915
Total current liabilities	1,866,712	730,273

Long term debt

Deferred rent	522,046	474,483
Notes payable, long term portion	—	865,857
Total long term debt	522,046	1,340,340
Total liabilities	2,388,758	2,070,613

Members’ capital	(801,582)	44,764
Total members’ capital	(801,582)	44,764
Total liabilities and members’ capital	$1,587,176	$2,115,377

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

CONDENSED (UNAUDITED) STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Nine months ended September 30,
	2015	2014
Revenues
Net patient service revenue	$2,076,563	$2,560,867
Total revenue	2,076,563	2,560,867

Operating expenses
Salaries and benefits	754,083	716,188
Occupancy	740,373	760,486
General and administrative	1,065,081	1,007,240
Depreciation and amortization	229,661	226,335
Total operating expenses	2,789,198	2,710,249

Net loss from operations	(712,635)	(149,382)

Other income (expense)
Miscellaneous income	13,149	—
Interest expense, net	(14,464)	(44,292)
Total other income (expense)	(1,315)	(44,292)

Net loss	$(713,950)	$(193,674)

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

CONDENSED UNAUDITED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Accumulated Amount	Accumulated Deficit	Total
Balance, December 31, 2013	$1,409,854	$(1,171,416)	$238,438
Net loss	—	(193,674)	(193,674)

Balance, September 30, 2014	$1,409,854	$(1,365,090)	$44,764

Balance, December 31, 2014	$1,409,854	$(1,497,486)	$(87,632)
Net loss	—	(713,950)	(713,950)

Balance, September 30, 2015	$1,409,854	$(2,211,436)	$(801,582)

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Nine months ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(713,950)	$(193,674)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expenses	229,661	226,335
Changes in operating assets and liabilities:
Accounts receivable	138,886	(183,777)
Prepaid and other current assets	—	16,250
Accounts payable and accrued expenses	467,960	159,996
Due to related party	111,448	94,752
Deferred Rent	32,117	46,335
Net cash provided by operating activities	266,122	166,217

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	—	(4,344)
Net cash used in investing activities	—	(4,344)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(1,125,911)	(221,678)
Principal payments on capital lease	(19,650)	(56,321)
Advances from members	940,000	—
Net cash used in financing activities	(205,561)	(277,999)

Net (decrease) increase in cash and cash equivalents	60,561	(116,126)
Cash and cash equivalents, beginning of period	103,762	249,004

Cash and cash equivalents, end of period	$164,323	$132,878

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$13,112	$44,292

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

NOTE 1- BASIS AND BUSINESS PRESENTATION

A summary of the significant accounting policies applied in the presentation of the accompanying reviewed financial statements follows:

Basis and business presentation

Crane Creek Surgical Partners, LLC, a Florida limited liability company (the “Company” or “CCSP”) was formed in 2008 to develop, own and operate a Medicare-certified ambulatory surgery center in Melbourne, Florida. The surgery center is a multi-specialty surgical center, offering outpatient care in orthopedics, pain, spine, ENT, general surgery, podiatry and urology. The primary source of revenue is insurance company receipts for patient services.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, “Revenue Recognition “ (“ASC 605-10”) which requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company recognizes in accordance with Accounting Standards Codification subtopic 954-310, “Health Care Entities” (“ASC 954-310”), significant patient service revenue at the time the services are rendered, even though it does not assess the patient’s ability to pay.

Patient Service Revenue

The Company recognizes patient service revenue associated with services provided to patients who have third-party payer coverage on the basis of gross rates for the services provided. For uninsured or self-pay patients that do not qualify for charity care, the Company recognizes revenue on the basis of its standard rates for services provided (or on the basis of discounted rates, if negotiated or provided by policy). Once a claim is settled, a revenue reduction is recognized for contractual agreements and amounts uncollectible.

Cash

Cash consists of cash held in bank demand deposits. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. As of September 30, 2015 and 2014, the Company had $164,323 and $132,878 in cash, respectively.

Accounts Receivable

The Company records accounts receivable net of insurance company adjustments, which approximate seventy-seven percent of billings. The Company considers the net amount to be fully collectable. Therefore, no allowance for doubtful accounts is recorded.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Long-Lived Assets

The Company accounts for the valuation of long-lived assets under Accounting Standards Codification (ASC) 360, Property, Plant and Equipment. ASC requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by comparing the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less cost to sell. At September 30, 2015 and 2014, management does not believe any long-lived assets are impaired and has not identified any assets as being held for disposal.

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 7 to 39 years.

Income Taxes

Under provisions of the Internal Revenue Code, limited liability companies that are treated as partnerships are not subject to income taxes, and any income or loss realized is taxed to the individual members. Accordingly, no provisions for federal income taxes appear in the financial statements. The Federal income tax returns are subject to examinations by the taxing authorities, generally for a period of three years after the returns are filed. Therefore, tax returns for the years ended 2012, 2013 and 2014 are still subject to review by revenue agents.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed. See Note 7.

Recent Accounting Pronouncements

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is expected to have an immaterial impact on the Company’s financial statements.

 In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entities Ability to Continue as a Going Concern. The standard is intended to define management’s responsibility to decide whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective in the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on the financial statements.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statement, the Company has accumulated a deficit of $2,211,436 and working capital deficit (current liabilities minus current assets) of $995,432 as of September 30, 2015. The ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern for the next twelve months.

To meet these objectives, the Company continues to seek other sources of financing in order to support existing operations and expand the range and scope of its business. However, there are no assurances that capacity can be increased and or maintained. The failure to increase and maintain operations at higher capacity would have a material adverse effect on the business prospects and, depending upon the shortfall, the Company may have to curtail or cease its operations. The accompanying financial statements do not include any adjustment to the recorded assets or liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of September 30, 2015 and 2014, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

NOTE 3 - PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at September 30, 2015 and 2014 are as follows:

	2015	2014
Leasehold improvements	$182,246	$182,246
Medical equipment	2,000,267	2,000,267
Furniture & fixtures	69,693	69,693
Signs	9,785	9,785
	2,261,991	2,261,991
Less: accumulated depreciation	(1,546,095)	(1,238,829)
	$715,896	$1,023,162

During the nine months ended September 30, 2015 and 2014, depreciation expense charged to operations was $229,661 and $226,335, respectively.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

NOTE 4 - COMMITMENTS

The Company sub-leases office space under an operating lease expiring in 2024. Under the terms of this lease, the Company is obligated to pay minimum base rent, amortization of tenant improvements, additional rent to cover operating cost, plus applicable sales tax. Minimum future rental payments under the terms of the lease are summarized as follows:

Twelve months ending September 30:

2016	$1,131,505
2017	1,189,971
2018	1,252,398
2019	1,319,103
2020	1,390,431
Thereafter	5,911,960
$12,195,368

Rent expense for the nine months ended September 30, 2015 and 2014, including charges for operating expenses and taxes, was $708,256 and $631,992, respectively.

The Company operates under a management services agreement. The initial term of the agreement is ten years and it is automatically renewable for successive three year terms. Payment is remitted monthly and is based on a percentage of gross revenues net of returns and contractual adjustments and allowances. The annual percentages are as follows:

Year 1 – Year 4	6%
Year 5 – Year 7	5%
Year 8 – Year 9	4%
Year 10	3%

Management expense under the terms of this agreement was $111,449 and $141,937 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

As more fully described in Note 4 – Commitments, during the year ended September 30, 2015 and 2014, the Company incurred expenses payable to BCS-Management, LLC, a related party for management services in the amounts of $111,449 and $141,937, respectively. Due to the related party for services provided was $251,588 and $94,752, for the period ended September 30, 2015 and 2014, respectively.

As more fully described in Note 4 - Commitments, the Company entered into a sublease agreement with Brevard Orthopaedic, Spine & Pain Clinic, Inc., a related party, on September 1, 2009 for certain space in a medical office building in Melbourne, FL. The Company paid $708,256 and $631,992 as payments under the sublease agreement for the nine months ended September 30, 2015 and 2014, respectively.

In May 2015 members’ units totaling 24.47% of ownership at that time were redeemed for $1. This effectively reduced the number of members to two, HMA Blue Chip Investments, LLC and CCSC TBC Group, LLC.

In June 2015, the remaining members advanced $800,000 to the Company. These funds were used to reduce the note payable at Wells Fargo.

In July 2015, the Company secured an advance of $140,000 from CCSC Holdings, Inc. These funds were used to further reduce the note payable to Wells Fargo. Effective July, 2015 the note with Wells Fargo has been satisfied.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

NOTE 6 - NOTES PAYABLE

	September 30, 2015	September 30, 2014
Wells Fargo, Note payable bearing variable interest (4.2% - 5.0%), monthly payments of $32,475, maturing in January 2018	$—	$1,210,772
Capital Lease Payable	—	58,540
Loan payable	140,000	—
Subtotal	140,000	1,269,312
Less current portion	(140,000)	(403,455)
Long term notes payable	$—	$865,857

Aggregate principal maturities of long-term debt as of September 30:

	2015	2014
Year ended September 30, 2015	$—	$403,455
Year ended September 30, 2016	140,000	359,808
Year ended September 30, 2017	—	375,518
Year ended September 30, 2018	—	130,531
Total	$140,000	$1,269,312

NOTE 7 - SUBSEQUENT EVENTS

In November 2015, 40% of the Company was purchased by CCSC Holdings, Inc. for $560,000 with an effective date of October 1, 2015. The following actions took place at the time of closing:

●	HMA Blue Chip Investments, LLC redeemed 25.031 units for $1
●	CCSC TBC Group, LLC acquired 10.067 Class C units for $1.
●	All units held by HMA Blue Chip Investments, LLC were re-classified as Class B Units
●	All the units held by CCSC TBC Group, LLC were re-classified as C units.
●	CCSC Holdings, Inc. received 38.48 Class D units for the sum of $560,000.
●	The $560,000 was paid by a forgiveness of the $140,000 advance plus cash of $420,000.
●	There was a capital call of $14,000 per one percent (1%) ownership interest in the Company. HMA Blue Chip Investments, LLC and CCSC TBC Group, LLC’s previous advances were applied to the capital call.

Effective October 1, 2015, the Company entered into a new agreement for services with a related party.